                                                                   EXHIBIT 10.26

                    THIRD AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of the 22nd day of March, 1995, and entered into by and between (i) BANK OF AMERICA TEXAS, N.A., a national banking association, with offices at 1925 W. John Carpenter Freeway, Irving, Texas 75063-3297 (the "Lender") as assignee of BankAmerica Business Credit, Inc., and
(ii) SUN COAST HOLDINGS, INC., a Nevada corporation, with offices at 300 South Fourth Street, Bank of America Plaza, Suite 1100, Las Vegas, Nevada 89101 (herein referred to as "Borrower"), Borrower being a wholly-owned subsidiary of
(iii) SUN COAST INDUSTRIES, INC., a Delaware corporation, with offices at 2700
S.  Westmoreland, Dallas, Texas  75233 (herein referred to as "Industries"),
(iv) PLASTICS MANUFACTURING COMPANY, a Delaware corporation, with offices at 2700 S. Westmoreland, Dallas, Texas 75233 ("Plastics"), (v) SUN COAST CLOSURES, INC., a Florida corporation with offices at 7350 26th Court East, Sarasota, Florida 34243 ("Closures"), (vi) ALLIANCE MANUFACTURING, INC., a Tennessee corporation, with offices at 820 Esther Ln., Murfreesboro, Tennessee 37130 ("AFE"), and (vii) CUSTOM LAMINATES, INC., a Nevada corporation, with offices at 2700 S. Westmoreland, Dallas, Texas 75233 ("Laminates"). Industries, Plastics, Closures, AFE and Laminates are referred to from time to time herein individually as "Guarantor" and jointly as "Guarantors."

         WHEREAS, Lender, Borrower and Guarantors have entered into an Amended and Restated Loan and Security Agreement dated as of April 29, 1994, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated effective as of June 30, 1994 (the "First Amendment") and the Second Amendment to Amended and Restated Loan and Security Agreement dated as of November 23, 1994 (the "Second Amendment") (as so amended by the First Amendment and the Second Amendment, and as amended and modified from time to time, the "Agreement");

         WHEREAS, in connection with the execution of the Agreement, Borrower executed and delivered unto Lender that certain Amended and Restated Capital Expenditures Term Note dated of even date therewith, in the maximum original principal amount of $10,000,000.00, payable to the order of Lender (the "Note");

         WHEREAS, Borrower has requested and Lender has agreed to extend to Borrower an additional term loan in the principal amount of $3,500,000 which term loan is memorialized by that certain Additional Term Note dated of even date herewith in the original principal amount of $3,500,000 (the "Additional Note"); and

         WHEREAS, Lender, Borrower and Guarantors desire to amend the Agreement and the Note as hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                           Amendments to Definitions

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

         Section 1.02. Amendment to Definition of "Applicable Interest Rate". The term "Applicable Interest Rate" as defined in the Agreement is amended in its entirety to read as follows:

                 " Applicable Interest Rate means at all times a per annum interest rate as follows:

                          (a) in the case of Reference Rate Revolving Loans, a fluctuating rate equal to the Reference Rate; or

                          (b) in the case of Offshore Rate Revolving Loans, a fixed rate equal to the Offshore Rate plus one percent (1%); or

                          (c) in the case of Reference Rate Term Loans, a fluctuating rate equal to the Reference Rate; or

                          (d) in the case of Offshore Rate Term Loans, a fixed rate equal to the Offshore Rate plus one percent (1%); or

                          (e) in the case of Reference Rate Capex Loans, a fluctuating rate equal to the Reference Rate; or

                          (f) in the case of Offshore Rate Capex Loans, a fixed rate equal to the Offshore Rate plus one percent (1%); or

                          (g) at any time after the Renewal Date, Borrower may elect to fix the interest rate (a "Fixed Rate") with respect to either the Term Loan or the Capital Expenditures Term Loan from the date of such election until the final maturity date of such Loans, and the Fixed Rate shall be Bank of America's Fixed Rate Index on the date of such election for the applicable Interest Period plus one percent (1%) for the Term Loan and the Capital Expenditures Term Loan. Once a Fixed Rate has been elected for a Loan, no other Interest Rate Election may be made with respect to the Loan subject to the Fixed Rate."
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         Section 1.03.    Amendment to Definition of the Term Availability.
The term "Availability" as defined in the Agreement is amended in its entirety to read as follows:

                 " Availability  means at any time the lesser of:

                 A. The amount of Fifteen Million and no/100 Dollars ($15,000,000.00) (the "Maximum Revolving Credit Line"), or

                 B.       The sum of

                          (1) eighty percent (80%) of the amount of Eligible Accounts, plus

                          (2)     the lesser of

                                  (a)      fifty percent (50%) of the value of
                                           Eligible Inventory; or

                                  (b)      up to fifty percent (50%) of the
                                           Availability;

                 provided, however, that at all times Availability shall be reduced by the sum of:

                               (i)         the unpaid balance of Revolving
                                           Loans at that time; and

                              (ii) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has, or has caused to be, issued or obtained for the Borrower's account; and

                             (iii) reserves for potential landlord liens in amounts reasonably required by Lender and identified by Lender to Borrower."

         Section 1.04. The definitions "Closures Availability", "Closures Eligible Accounts", Closures Eligible Inventory", "Closures Revolving Loans", "Plastics Availability", "Plastics Eligible Accounts", "Plastics Eligible Inventory", and "Plastics Revolving Loans" are hereby deleted from the Agreement.





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                                   ARTICLE II

                             Amendments to Sections

         Section 2.01.    Amendment to Section 2.1 of the Agreement.  Section
2.1 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.1     Total Facility.  Subject to the terms and conditions
         of this Agreement, the Lender shall make available up to a Thirty-Three Million Three Hundred Thousand and No/100 Dollars ($33,300,000.00) total credit facility (the "Total Facility") for Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of: (a) a revolving line of credit up to the limits of the Availability, consisting of Revolving Loans and Letters of Credit as described in Section 2.2 and Section 2.5, (b) a Capital Expenditures Term Loan as described in Section 2.3, and (c) a Term Loan as described in Section 2.4."

         Section 2.02. Amendment to Section 2.3 of the Agreement. Section 2.3(i)(a) of the Agreement is hereby amended to read as follows:

                 "(a) the aggregate amount of up to Eleven Million and No/100 Dollars ($11,000,000) during the term of this Agreement. "

All other provisions of Section 2.3 remain unchanged.

         Section 2.03.    Amendment to Section 2.4 of the Agreement.  Section
2.4 of the Agreement is hereby amended in its entirety to read as follows:

                 "2.4     Term Loan.  The Lender has previously made a Term
         Loan to Borrower in the original aggregate principal amount of $4,000,000 repayable in accordance with the terms of a certain promissory note previously authorized, issued and delivered by Plastics and Industries to Lender, and assumed by Borrower, in the form attached as Exhibit C-2 to the Agreement. Borrower has, of even date with this Amendment, executed an additional Term Note (the "Additional Term Note") in the aggregate principal amount of $3,500,000 repayable in accordance with the terms of such Additional Term Note the form of which is attached to this Amendment as Exhibit C-3. The indebtedness represented by the Term Note and the Additional Term Note is referred to herein as the "Term Loan". Upon the termination of this Agreement for whatever reason, the entire unpaid balance of the Term Loan (both principal and accrued interest) shall become immediately due and payable in full."

         Section 2.04. Amendment to Section 2.5 of the Agreement. The second sentence of Section 2.5 is hereby amended to read in its entirety:

                 "Without intending to limit the Lender's discretion with respect to Letters of Credit, the Lender will not cause to be opened any Letter of Credit if: (a) the maximum





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         face amount of the requested Letter of Credit is less than $25,000; or
         (b) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $2,000,000; or (c) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the opening thereof, exceed the Availability at such time."

All other provisions of Section 2.5 remain unchanged.

         Section 2.06.    Amendment to Section 4.2 of the Agreement.  Section
4.2 of the Agreement is hereby amended in its entirety to read as follows:

                 "4.2     Repayment of Term Loan.  The Borrower shall repay the
         principal under the Term Note in twenty-seven (27) consecutive quarterly installments of Sixty-Six Thousand Six Hundred Sixty-Six and No/100 Dollars ($66,666) each, commencing on the first day of July, 1994 and continuing on the same day of each consecutive Fiscal Quarter thereafter, with a final installment of the remaining balance due on April 1, 2001. The Borrower shall repay the principal of the Additional Term Note in three annual principal installments as follows: $1,000,000 on April 1, 1996; $1,250,000 on April 1, 1997;
         and $1,250,000 on April 1, 1998."

         Section 2.07.    Amendment to Section 9.16(b) of the Agreement.
Section 9.16(b) of the Agreement is hereby amended in its entirety to read as follows:

                 "(b)     Borrower may form a wholly-owned United States
         Subsidiary which may in turn form a wholly-owned Mexican Subsidiary. This Mexican Subsidiary may purchase the major assets (through either a stock or asset purchase) of a Mexico City based injection molder and may pay all or part of the following consideration therefor: (i) approximately $1,800,000 in cash, (ii) a note issued by the Mexican Subsidiary for approximately $500,000 or the peso equivalent of such sum (with the risk of devaluations of the peso being borne by the issuer of the note), and (iii) a note issued by the Mexican Subsidiary for approximately $750,000 or the peso equivalent of such sum (with the risk of devaluations of the peso being borne by the holder of the note).  Borrower may provide the two foregoing Subsidiaries (x) with
         (A) the funds necessary to make the cash payments in subparagraph (i); and, in addition, (y) with (B) up to a $500,000 working capital facility; and (C) sufficient funds to enable the Subsidiaries to make their regularly scheduled payments of principal only* under the notes described in subparagraphs (ii) and (iii) in an amount not to exceed $500,000 per year, provided (x) no Event of Default has occurred and is continuing under the Agreement or (y) the making of any such payment would result in an Event of Default. [*The Subsidiaries will be required to make interest payments under the notes.] Borrower will, at Lenders' request, cause either or both of such Subsidiaries to execute an Affiliate Guaranty, pledge its stock in such United States Subsidiary to Lender, and/or cause such United Stated Subsidiary to pledge its stock in such Mexican Subsidiary to Lender. Either Borrower or Industries may guarantee one





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         or both of the foregoing notes, but any such guaranty must be fully subordinated to its Obligations to Lender."

         Section 2.08.    Amendment to Section 9.17 of the Agreement.  Section
9.17 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.17    Capital Expenditures.  Neither Industries nor any of
         its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries would exceed Eleven Million and No/100 Dollars ($11,000,000) for the Fiscal Year ending June 30, 1995; Six Million and No/100 Dollars ($6,000,000) for the Fiscal Year ending June 30, 1996; and Five Million and No/100 Dollars ($5,000,000) for each Fiscal Year ending thereafter."

         Section 2.09.    Amendment to Section 9.19 of the Agreement.  Section
9.19 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.19    Debt Ratio.  Industries and its Subsidiaries on a
         consolidated basis will not permit the ratio of Debt to Adjusted Tangible Net Worth to exceed the following amounts during the following respective periods:

                 Period Ending                              Ratio
                 -------------                              -----
                 11/23/94 to 6/30/95                       2.4  to 1
                 7/1/95 to 6/30/96                         2.25 to 1
                 7/1/96 to 6/30/97                         2.0  to 1
                 7/1/97 and thereafter                     1.75 to 1"

         Section 2.10.    Amendment to Section 9.20 of the Agreement.  Section
9.20 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.20    Current Ratio.  Industries and its Subsidiaries on a
         consolidated basis will not permit the ratio of (a) Current Assets to
         (b) Current Liabilities to be less than 1.1 to 1 at the end of any Fiscal Quarter. Outstanding Revolving Loans shall be included as part of Current Liabilities."

         Section 2.11.    Amendment to Section 9.21 of the Agreement.  Section
9.21 of the Agreement is hereby amended in its entirety to read as follows:

                 "9.21    Adjusted Tangible Net Worth.

                 (a) Industries and its Subsidiaries on a consolidated basis will not permit Adjusted Tangible Net Worth to be less than the following amounts during the following respective periods:





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
                 Period Ending                                 Amount
                 -------------                                 ------

                 Current to 6/30/95                        $ 16,000,000
                 7/1/95 to 6/30/96                           18,000,000
                 7/1/96  to 6/30/97
                         and thereafter                      22,000,000

                 (b) Plastics will not permit the Plastics Adjusted Tangible Net Worth to be less than $4,000,000 at any time.

                 (c) Closures will not permit the Closures Adjusted Tangible Net Worth to be less than $3,000,000 at any time."

                                  ARTICLE III

                                 Miscellaneous

         Section 3.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the Note, including, without limitation, all financial covenants contained therein, are ratified and confirmed and shall continue in full force and effect. Lender, Borrower and each Guarantor agree that the Agreement, as amended hereby, and the Note shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         Section 3.02. Representations and Warranties. Borrower and each Guarantor hereby represents and warrants to Lender that the execution, delivery and performance of this Amendment and all other loan documents to which it is or is to be a party executed and/or delivered in connection herewith, have been authorized by all requisite corporate action on the part of Borrower or such Guarantor and will not violate the Certificate or Articles of Incorporation or Bylaws of Borrower or such Guarantor.

         Section 3.03. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by the Lender):

                 (a) Each Loan Party shall have executed and delivered such other documents and instruments as Lender may require, including, without limitation, a certificate executed by an officer of each Loan Party certifying as to the following:

                          (i) Resolutions. The Board of Directors of each Loan Party have adopted resolutions which authorize the execution, delivery, and performance by such Loan Party of this Agreement and the other Loan Documents to which such Loan Party is or is to be a party;





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                          (ii)  Incumbency.  The incumbency of the officers of
                 such Loan Party authorized to sign this Agreement and each of the other Loan Documents to which such Loan Party is or is to be a party;

                          (iii) Articles of Incorporation. The certificate or articles of incorporation of each Loan Party;

                          (iv)  Bylaws.  The bylaws of each Loan Party;

                          (v) Good Standing, etc. The existence, good standing and qualification of each Loan Party.

                 (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

         Section 3.04. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely thereon.

         Section 3.05. Reference to Agreement. The Agreement and the Note, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference therein to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 3.06. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.07. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 3.08. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender, Borrower, Guarantors and their respective successors and assigns; provided, however, that neither Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may assign





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
any or all of its rights or obligations hereunder without the prior consent of Borrower and Guarantors.

         Section 3.09. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 3.10. Effect of Waiver. No consent or waiver, express or implied, by Lender to or of any breach of or deviation from any covenant or condition of the Agreement or duty shall be deemed a consent or waiver to or of any other breach of or deviation from the same or any other covenant, condition or duty.

         Section 3.11. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 3.12.    Expenses of Lender.  Borrower agrees to pay on demand
(i) all costs and expenses reasonably incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including, without limitation, the costs and fees of Lender's legal counsel and the allocated cost of staff counsel and (ii) all costs and expenses reasonably incurred by Lender in connection with the enforcement and termination of any rights under the Agreement, this Amendment and/or other Loan Documents, including, without limitation, the reasonable costs and fees of Lender's legal counsel and the allocated cost of staff counsel.

         Section 3.13. CONSENTS AND REAFFIRMATIONS. Each Grantor hereby consents to the terms and conditions of this Amendment and reaffirms its obligations under its Guaranty and agrees that the Security Interests granted to Lender pursuant to the Loan Documents, together with such Guaranty, remain in full force and effect and are hereby ratified and confirmed.

         Section 3.14. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS AMONG LENDER, BORROWER GUARANTORS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                       BANK OF AMERICA TEXAS, N.A.


                                       By:/s/ Donald P. Hellman
                                                Donald P. Hellman
                                                Vice President

                                       SUN COAST HOLDINGS, INC.


                                       By:/s/ Cynthia R. Morris
                                                Cynthia R. Morris
                                                Vice Chairman of the Board

                                       SUN COAST INDUSTRIES, INC.


                                       By:/s/ Cynthia R. Morris
                                                Cynthia R. Morris
                                                Treasurer

                                       PLASTICS MANUFACTURING COMPANY


                                       By:/s/ Cynthia R. Morris
                                                Cynthia R. Morris
                                                Vice President

                                       SUN COAST CLOSURES, INC.


                                       By:/s/ R. Carter Pate
                                                R. Carter Pate
                                                Chief Executive Officer

                                       ALLIANCE MANUFACTURING, INC.


                                       By:/s/ Cynthia R. Morris
                                                Cynthia R. Morris
                                                Vice President






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
                                    CUSTOM LAMINATES, INC.


                                    By:/s/ Cynthia R. Morris
                                             Cynthia R. Morris
                                             Vice President






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